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                                                                   EXHIBIT 99.02


NORTHERN  BORDER                                News
PARTNERS, L.P.                                  Release  1111 South 103rd Street
                                                Omaha, Nebraska 68124-1000


                                                For Further Information,
                                                Contact
                                                Public Relations Contact:
                                                Beth Jensen
                                                (402) 398-7806

                                                Investor Relations Contact:
                                                Ellen Konsdorf
                                                (402) 398-7840


NORTHERN BORDER PARTNERS' RE-AUDIT CONFIRMS FINANCIALS


For Immediate Release:  October 2, 2002

         OMAHA - Northern Border Partners, L.P. (NYSE- NBP) announced today that its independent public accountants KPMG LLP have completed re-audits of, and issued unqualified opinions on, the Partnership's 1999 and 2000 financial statements, which were originally audited by Arthur Andersen LLP. No adjustments of previously reported financial information were required as a result of the re-audits. KPMG previously audited the Partnership's 2001 financial statements.

         "While Andersen's audits of the 1999 and 2000 financial statements were comprehensive, complete and resulted in unqualified opinions, in order to provide investors with additional confidence, the Partnership's policy committee subsequently requested that KPMG re-audit the Partnership's financial statements for those two years," said Jerry Peters, chief financial officer. "KPMG has completed its re-audits and confirmed our previously issued financial statements."

         Northern Border Partners, L.P. owns a 70 percent general partner interest in Northern Border Pipeline Company, which owns a 1,249-mile interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the Midwestern United States. Additionally, the Partnership owns the 350-mile long Midwestern Gas Transmission system, which stretches from Portland, Tennessee to Joliet, Illinois. The Partnership also has gathering systems and processing plants in the Powder River, Wind River, and Williston Basins in the U. S.; owns and operates processing plants and gathering pipelines in Alberta, Canada; and transports coal-water slurry via a pipeline in the southwestern U. S. Northern Border Partners' information may be found at http://www.northernborderpartners.com/.



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